Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and “Financial Highlights” within each Prospectus and "Independent Registered Public Accounting Firm" and “Financial Statements” within each Statement of Additional Information in Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A, No. 333-152915) of IndexIQ ETF Trust, dated August 28, 2014, and to the incorporation by reference of our report, dated June 27, 2014, on IndexIQ ETF Trust (comprising, IQ Hedge Multi-Strategy Tracker ETF, IQ Hedge Macro Tracker ETF, IQ Hedge Market Neutral Tracker ETF, IQ Real Return ETF, IQ Global Resources ETF, IQ Merger Arbitrage ETF, IQ Australia Small Cap ETF, IQ Canada Small Cap ETF, IQ Global Agribusiness Small Cap ETF, IQ Global Oil Small Cap ETF and IQ U.S. Real Estate Small Cap ETF) included in the Annual Report for the fiscal year end April 30, 2014.

/s/ Ernst & Young LLP

New York, New York

August 27, 2014